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                                                                   EXHIBIT 23.10

                     CONSENT OF THE CARSON MEDLIN COMPANY

We hereby consent to the inclusion as Appendix B to the Supplement to the Prospectus/Proxy Statement constituting part of the Post-Effective Amendment No. 1 to Form S-4 Registration Statement of Premier Bancshares, Inc. of our letter to the Board of Directors of Bank Atlanta and to the references made to such letter and to the firm in such Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /s/ The Carson Medlin Company
                                        ---------------------------------------
                                        THE CARSON MEDLIN COMPANY

Tampa, Florida
September 20, 1999